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                                     EXHIBIT B

                                    AMENDMENT TO
                                BJ SERVICES COMPANY
                         1999 EMPLOYEE STOCK PURCHASE PLAN

       WHEREAS, BJ SERVICES COMPANY (the "Company") has heretofore adopted the BJ Services Company 1999 Employee Stock Purchase Plan (the "Plan"); and

       WHEREAS, the Company desires to amend the Plan in certain respects;

       NOW, THEREFORE, the Plan shall be amended as follows, effective as of the date of adoption of this amendment by the Company:

       1. The following sentence shall be added at the end of subparagraph 5(a) of the Plan:

       "Notwithstanding the foregoing, if, as of any date that the Plan is in effect, there are not sufficient shares of Stock available under the Plan to allow for the grant to each participant of an option covering the number of shares determined in accordance with the preceding sentence, each participant shall be granted an option under the Plan for his or her pro-rata share of the total number of shares of Stock then available under the Plan."

       2. Subparagraph 5(g) of the Plan shall be deleted and the following shall be substituted therefor:

              "(g)   CONTINUING ELECTION. Subject to the limitation set forth in subparagraph 5(e), a participant (i) who has elected to participate in the Plan pursuant to subparagraph 5(b) as of a date of grant and (ii) who takes no action to change or revoke such election as of the next following date of grant and/or as of any subsequent date of grant prior to any such respective date of grant shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent date(s) of grant as was in effect immediately prior to such respective date of grant. If a participant's payroll deductions are limited by subparagraph 5(e) for the option period beginning in any calendar year, then, subject to the limitation set forth in= subparagraph 5(e), such payroll deductions shall recommence at the rate provided .. in such participant's payroll deduction authorization for the option period beginning in the following calendar year, unless the participant changes the amount of his payroll deduction authorization pursuant to paragraph 5, withdraws from the Plan as provided in paragraph 7, or is terminated from participation in the Plan as provided in paragraph 8."

       3. The following new subparagraph 5(h) shall be added to Paragraph 5 of the Plan:

              "(h)   SPECIAL RULES FOR OPTION PERIOD COMMENCING ON OCTOBER 1,
       1999.    Notwithstanding any provision of the Plan to the contrary, with respect to

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       the option period commencing on October 1, 1999, each eligible employee's; election to participate in the Company's employee stock purchase plan shall apply first to the BJ Services 1990 Employee Stock Purchase Plan (the `1990 Plan'). If the number of shares of Stock available under the 1990 Plan is not sufficient to allow for the grant to each participant of an option covering the number of shares of Stock determined in accordance with the penultimate sentence of subparagraph 5(a) of the 1990 Plan (the `Elected Shares'); each participant (i) shall be granted an option under the 1990 Plan covering such participant's pro-rata share of the total number of shares of Stock then available under the 1990 Plan in accordance with the last sentence of subparagraph 5(a) thereof, (ii) shall be deemed to have elected to participate in the Plan to the extent of the excess of such participant's number of Elected Shares over the number of shares of Stock subject to the option granted to such participant under the 1990 Plan (the `Excess Shares') and (iii) shall be granted an option under the Plan covering such Excess Shares. With respect to the option period commencing on October 1, 1999, options shall be granted under the Plan solely in accordance with the preceding sentence. Finally, with respect to any option period commencing after October 1, 1999, each eligible employee's election to participate in the Company's employee stock purchase plan shall apply solely to the Plan."

       4. As amended hereby, the Plan is specifically ratified and reaffirmed.